Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
SECOND QUARTER 2024 RESULTS AND CONFERENCE CALL

Houston, August 15, 2024 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ended June 30, 2024. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on August 16, 2024.

For the second quarter of 2024, the Company reported net income from continuing operations of $29.5 million, or $1.46 per diluted share, with revenue of $201.1 million. This compares to net income from continuing operations of $37.9 million or $1.88 per diluted share, with revenue of $208.6 million, for the first quarter of 2024.

The Company’s Adjusted EBITDA (a non-GAAP measure defined on page 4) was $60.0 million compared to $68.1 million for the first quarter of 2024. Refer to pages 11 and 12 for a reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “Superior Energy’s second quarter results were consistent with the expectations indicated in our Q1 2024 Earnings Release. Recognizing changing market conditions, particularly in US Land and Latin America, our leaders and their teams’ nimble actions enabled us to deliver expected results. In the second quarter we generated $39 million Free Cash Flow while continuing to support our businesses with nearly $35 million in capital expenditures.”

Second Quarter 2024 Geographic Breakdown

U.S. land revenue was $39.0 million for the second quarter of 2024, a decrease of 16% compared to revenue of $46.5 million for the first quarter of 2024. The decline in U.S. land revenue was primarily driven by decreased activity from our premium drill pipe product line within our Rentals segment, consistent with a reduced U.S. land rig count.

U.S. offshore revenue was $53.8 million in the second quarter of 2024, a decrease of 19% compared to revenue of $66.1 million in the first quarter of 2024. U.S. offshore revenue decreased across both our Rentals and Well Services segments, with the most significant decline coming from our project based completion services product line, which had a strong first quarter of 2024.

International revenue was $108.4 million in the second quarter of 2024, an increase of 13% compared to revenue of $96.0 million in the first quarter of 2024. International revenue was up across both our Rentals and Well

Services segments, with the increase being driven by our premium drill pipe business unit in the Rentals segment, and our Kuwait based production services business in the Well Services segment.

Second Quarter 2024 Segment Reporting

The Rentals segment revenue in the second quarter of 2024 was $99.9 million, an 8% decrease compared to revenue of $108.1 million in the first quarter of 2024, primarily due to decreases in U.S. land and U.S. offshore market activity for our premium drill pipe product line. In the second quarter of 2024, Rentals segment income from operations was $44.1 million as compared to $51.2 million in the first quarter of 2024. Adjusted EBITDA was $56.0 million, an 11% decrease from the first quarter of 2024. Adjusted EBITDA Margin (a non-GAAP measure defined on page 4) was 56%, a 2% decrease from the first quarter of 2024.

The Well Services segment revenue in the second quarter of 2024 was $101.2 million, a 1% increase compared to revenue of $100.5 million in the first quarter of 2024. This increase was primarily driven by improvements in our international production services businesses, which were partially offset by a decline in U.S. offshore completion service revenues. In the second quarter of 2024, Well Services segment income from operations was $10.7 million as compared to $13.4 million in the first quarter of 2024. Adjusted EBITDA for the second quarter of 2024 was $19.1 million with an Adjusted EBITDA Margin of 19%, as compared to Adjusted EBITDA of $21.5 million with an Adjusted EBITDA Margin of 21% in the first quarter of 2024.

Liquidity

As of June 30, 2024, the Company had cash, cash equivalents, and restricted cash of approximately $335.3 million. As of June 30, 2024, our borrowing base, as defined in our credit agreement, was approximately $89.4 million, and we had $36.7 million in letters of credit outstanding which reduced the borrowing availability to $52.7 million. At June 30, 2024, we had no outstanding borrowings under our credit facility.

Total cash proceeds received during the second quarter of 2024 from the sale of non-core businesses and assets were $0.7 million compared to total cash proceeds received during the first quarter of 2024 of $2.6 million. Additionally, during the first quarter of 2024, we paid a special cash dividend totaling $250.4 million to our shareholders.

During the second quarter of 2024, net cash from operating activities was $73.8 million. Free Cash Flow (a non-GAAP measure defined on page 4) for the second quarter of 2024 totaled $39.0 million as compared to $68.2 million for the first quarter of 2024. Refer to page 8 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities.

Second quarter 2024 capital expenditures were $34.7 million. The Company expects total capital expenditures for 2024 to be approximately $100 to $110 million. Approximately 89% of total 2024 capital expenditures are targeted for the replacement of existing assets. Of the total estimated 2024 capital expenditures, approximately 68% is expected to be invested in the Rentals segment.

2024 Guidance

We expect the third quarter of 2024 revenue to come in at a range of $190 million to $215 million with Adjusted EBITDA in a range of $55 million to $70 million.

In regard to full year 2024 guidance, we expect revenue to come in at a range of $780 million to $840 million with Adjusted EBITDA in a range of $235 million to $265 million.

Conference Call Information

The Company’s management team will host a conference call on Friday, August 16, 2024, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until August 16, 2025 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) from continuing activities before net interest expense, income tax expense (benefit) and depreciation, amortization, accretion and depletion, restructuring and transaction expenses, adjusted for other gains and losses and other expenses, net, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 11 and 12 of this press release.

Free Cash Flow is defined as net cash from operating activities less payments for capital expenditures. Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks”, “will,” “could,” “may” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position and results, financial performance, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry, U.S. and global market and economic conditions generally and macroeconomic conditions worldwide, (including inflation, interest rates, supply chain disruptions and capital and credit markets conditions) that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2023 and subsequent reports on Form 10-Qs and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Rentals	$99,851	$108,091	$112,411	$207,942	$221,232
Well Services	101,230	100,543	132,062	201,773	243,378
Total revenues	201,081	208,634	244,473	409,715	464,610

Rentals	36,596	37,766	35,021	74,362	71,489
Well Services	71,672	68,873	85,733	140,545	166,986
Total cost of revenues	108,268	106,639	120,754	214,907	238,475

Depreciation, depletion, amortization and accretion	20,868	20,447	20,621	41,315	40,760
General and administrative expenses	33,404	34,975	31,177	68,379	62,167
Restructuring and transaction expenses	-	-	-	-	1,983
Other (gains) and losses, net	(614)	(1,082)	47	(1,696)	(1,351)
Income from operations	39,155	47,655	71,874	86,810	122,576

Other income (expense):
Interest income, net	5,760	6,840	6,513	12,600	11,952
Other expense	(2,082)	(1,813)	(1,836)	(3,895)	(3,988)
Income from continuing operations before income taxes	42,833	52,682	76,551	95,515	130,540
Income tax expense	(13,370)	(14,787)	(9,147)	(28,157)	(33,212)
Net income from continuing operations	29,463	37,895	67,404	67,358	97,328
Income (loss) from discontinued operations, net of income tax	1,896	-	(9)	1,896	280
Net income	$31,359	$37,895	$67,395	$69,254	$97,608

Income per share - basic:
Net income from continuing operations	$1.46	$1.88	$3.35	$3.34	$4.84
Income (loss) from discontinued operations, net of income tax	0.09	-	-	0.09	0.01
Net income	$1.55	$1.88	$3.35	$3.43	$4.85

Income per share - diluted
Net income from continuing operations	$1.46	$1.88	$3.35	$3.34	$4.83
Income (loss) from discontinued operations, net of income tax	0.09	-	-	0.09	0.02
Net income	$1.55	$1.88	$3.35	$3.43	$4.85

Weighted-average shares outstanding
Basic	20,172	20,162	20,126	20,167	20,116
Diluted	20,183	20,180	20,143	20,181	20,136

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)
	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$281,254	$391,684
Accounts receivable, net	219,488	276,868
Inventory	66,267	74,995
Income taxes receivable	12,776	10,542
Prepaid expenses	25,716	18,614
Other current assets	7,148	7,922
Total current assets	612,649	780,625
Property, plant and equipment, net	309,994	294,960
Notes receivable	71,443	69,005
Restricted cash	54,003	85,444
Deferred tax assets	55,790	67,241
Other assets, net	42,114	43,718
Total assets	$1,145,993	$1,340,993

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$38,515	$38,214
Accrued expenses	93,786	103,782
Income taxes payable	19,841	20,220
Decommissioning liability	27,485	21,631
Total current liabilities	179,627	183,847
Decommissioning liability	147,284	148,652
Other liabilities	39,790	47,583
Total liabilities	366,701	380,082

Total equity	779,292	960,911
Total liabilities and equity	$1,145,993	$1,340,993

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Cash flows from operating activities
Net income	$31,359	$37,895	$67,395	$69,254	$97,608
Adjustments to reconcile net loss to net cash from operating activities:			-
Depreciation, depletion, amortization and accretion	20,868	20,447	20,621	41,315	40,760
Other non-cash items	4,205	3,235	8,392	7,440	22,791
Washington State Tax Settlement	-	-	(27,068)	-	(27,068)
Decommissioning costs	(143)	(430)	(2,878)	(573)	(2,878)
Changes in operating assets and liabilities:	17,487	27,747	(36,780)	45,234	(28,278)
Net cash from operating activities	73,776	88,894	29,682	162,670	102,935

Cash flows from investing activities
Payments for capital expenditures	(34,744)	(20,698)	(27,540)	(55,442)	(45,626)
Proceeds from sales of assets	669	2,616	3,578	3,285	15,147
Net cash from investing activities	(34,075)	(18,082)	(23,962)	(52,157)	(30,479)

Cash flows from financing activities
Distributions to shareholders	-	(250,417)	-	(250,417)	-
Repurchase of shares	-	(962)	-	(962)	-
Other	-	(1,005)	-	(1,005)	(1,116)
Net cash from financing activities	-	(252,384)	-	(252,384)	(1,116)
Net change in cash, cash equivalents, and restricted cash	39,701	(181,572)	5,720	(141,871)	71,340
Cash, cash equivalents and restricted cash at beginning of period	295,556	477,128	404,727	477,128	339,107
Cash, cash equivalents, and restricted cash at end of period	$335,257	$295,556	$410,447	$335,257	$410,447

Reconciliation of Free Cash Flow
Net cash from operating activities	$73,776	$88,894	$29,682	$162,670	$102,935
Payments for capital expenditures	(34,744)	(20,698)	(27,540)	(55,442)	(45,626)
Free Cash Flow	$39,032	$68,196	$2,142	$107,228	$57,309

Free Cash Flow is a Non-GAAP measure. See Non-GAAP Measures for our definition of Free Cash Flow.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
U.S. land
Rentals	$32,713	$39,006	$44,730	$71,719	$89,863
Well Services	6,242	7,466	5,806	13,708	12,161
Total U.S. land	38,955	46,472	50,536	85,427	102,024

U.S. offshore
Rentals	30,644	37,251	37,516	67,895	73,186
Well Services	23,125	28,872	23,405	51,997	39,726
Total U.S. offshore	53,769	66,123	60,921	119,892	112,912

International
Rentals	36,494	31,834	30,165	68,328	58,183
Well Services	71,863	64,205	102,851	136,068	191,491
Total International	108,357	96,039	133,016	204,396	249,674
Total Revenues	$201,081	$208,634	$244,473	$409,715	$464,610

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenues
Rentals	$99,851	$108,091	$112,411	$207,942	$221,232
Well Services	101,230	100,543	132,062	201,773	243,378
Total Revenues	$201,081	$208,634	$244,473	$409,715	$464,610

Income (loss) from Operations
Rentals	$44,061	$51,211	$58,106	$95,272	$111,120
Well Services	10,686	13,392	27,425	24,078	40,279
Corporate and other	(15,592)	(16,948)	(13,657)	(32,540)	(28,823)
Income from operations	$39,155	$47,655	$71,874	$86,810	$122,576

Adjusted EBITDA
Rentals	$56,023	$63,021	$70,659	$119,044	$135,841
Well Services	19,078	21,523	34,629	40,601	54,560
Corporate and other	(15,078)	(16,442)	(12,793)	(31,520)	(25,082)
Total Adjusted EBITDA	$60,023	$68,102	$92,495	$128,125	$165,319

Adjusted EBITDA Margin
Rentals	56%	58%	63%	57%	61%
Well Services	19%	21%	26%	20%	22%
Corporate and other	n/a	n/a	n/a	n/a	n/a
Total Adjusted EBITDA Margin	30%	33%	38%	31%	36%

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA and page 12 for a reconciliation to income (loss) from operations

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net income from continuing operations	$29,463	$37,895	$67,404	$67,358	$97,328
Depreciation, depletion, amortization and accretion	20,868	20,447	20,621	41,315	40,760
Interest income, net	(5,760)	(6,840)	(6,513)	(12,600)	(11,952)
Income tax expense	13,370	14,787	9,147	28,157	33,212
Restructuring and transaction expenses	-	-	-	-	1,983
Other losses, net	-	-	-	-
Other expense, net	2,082	1,813	1,836	3,895	3,988
Adjusted EBITDA	$60,023	$68,102	$92,495	$128,125	$165,319

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Rentals
Income from operations	$44,061	$51,211	$58,106	$95,272	$111,120
Depreciation, depletion, amortization and accretion	11,962	11,810	12,553	23,772	24,721
Adjusted EBITDA	$56,023	$63,021	$70,659	$119,044	$135,841

Well Services
Income from operations	$10,686	$13,392	$27,425	$24,078	$40,279
Depreciation, depletion, amortization and accretion	8,392	8,131	7,204	16,523	14,281
Adjusted EBITDA	$19,078	$21,523	$34,629	$40,601	$54,560

Corporate
Loss from operations	$(15,592)	$(16,948)	$(13,657)	$(32,540)	$(28,823)
Depreciation, depletion, amortization and accretion	514	506	864	1,020	1,758
Restructuring and transaction expenses	-	-	-	-	1,983
Other adjustments	-	-	-	-	-
Adjusted EBITDA	$(15,078)	$(16,442)	$(12,793)	$(31,520)	$(25,082)

Total
Income from operations	$39,155	$47,655	$71,874	$86,810	$122,576
Depreciation, depletion, amortization and accretion	20,868	20,447	20,621	41,315	40,760
Restructuring and transaction expenses	-	-	-	-	1,983
Other adjustments	-	-	-	-	-
Adjusted EBITDA	$60,023	$68,102	$92,495	$128,125	$165,319

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.